Exhibit 28(c)
THE VALSPAR PROFIT SHARING
RETIREMENT PLAN

FINANCIAL STATEMENTS FOR THE YEARS ENDED
OCTOBER 28, 1994 AND OCTOBER 29, 1993
AND INDEPENDENT AUDITORS' REPORT

THE VALSPAR PROFIT SHARING RETIREMENT PLAN

TABLE OF CONTENTS

                                                                       PAGE

INDEPENDENT AUDITORS' REPORT                                             1

FINANCIAL STATEMENTS:
    Statements of Net Assets Available for Benefits                      2
    Statements of Changes in Net Assets Available for Benefits           3
    Notes to Financial Statements                                        4

SUPPLEMENTAL SCHEDULES:
    Item 27a - Schedule of Assets Held for Investment Purposes          11
    Item 27d - Schedule of Reportable Transactions                      12

INDEPENDENT AUDITORS' REPORT

The Valspar Profit Sharing Retirement
Plan Administrative Committee

We have audited the accompanying statements of net assets available for benefits of The Valspar Profit Sharing Retirement Plan (the Plan) as of October 28, 1994 and October 29, 1993 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at October 28, 1994 and October 29, 1993 and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic 1994 financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplementary schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

DELOITTE & TOUCHE LLP

January 12, 1995
Minneapolis, Minnesota

THE VALSPAR PROFIT SHARING RETIREMENT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
OCTOBER 28,1994 AND OCTOBER 29,1993

                                                                   1994          1993
ASSETS:
    Investments (Note 3):
       Interest in Balanced Fund Master Trust                             $67,449,361
       Interest in Bond Fund Master Trust                   $13,547,559
       Interest in Equity Fund Master Trust                  39,474,266
       Interest in Principal Protection Fund Master Trust    19,507,604    17,882,025
       The Valspar Corporation Common Stock                  11,987,143     3,596,725
       McWhorter Technologies, Incorporated
           Common Stock (Note 6)                              1,970,860
       Interest in collective funds                             406,692       452,162

             Total investments                               86,894,124    89,380,273

    Receivables:

       Employer's contributions                               4,692,361     4,566,125
       Employees' contributions                                 163,939       154,377

NET ASSETS AVAILABLE FOR BENEFITS                           $91,750,424   $94,100,775

See notes to financial statements.

THE VALSPAR PROFIT SHARING RETIREMENT PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED OCTOBER 28, 1994 AND OCTOBER 29, 1993

                                                                           1994            1993
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
    Employer contributions                                         $  4,694,800    $  4,566,125
    Employee contributions                                            2,311,980       2,526,747
    Net investment gain - Balanced Fund Master Trust                    339,954      11,228,537
    Net investment loss - Bond Fund Master Trust                     (4,068,898)
    Net investment loss - Equity Fund Master Trust                   (1,839,798)
    Net investment gain - Principal Protection Fund Master Trust      1,010,081       1,047,036
    Net investment (loss) gain - Collective Trust Funds                  (6,647)         19,511
    The Valspar Corporation Common Stock:
       Net investment gain                                            1,330,746         664,179
       Dividends                                                        103,457          37,491
    McWhorter Technologies, Incorporated Common Stock -

       Net investment gain                                              177,169

                                                                      4,052,844      20,089,626

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO -
    Benefit payments                                                  6,403,195       5,098,691


NET (DECREASE) INCREASE                                              (2,350,351)     14,990,935

NET ASSETS AVAILABLE FOR BENEFITS AT
    BEGINNING OF YEAR                                                94,100,775      79,109,840


NET ASSETS AVAILABLE FOR BENEFITS AT
    END OF YEAR                                                    $ 91,750,424    $ 94,100,775


See notes to financial statements.

THE VALSPAR PROFIT SHARING RETIREMENT PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED OCTOBER 28, 1994 AND OCTOBER 29, 1993

1.     SIGNIFICANT ACCOUNTING POLICIES

       The accounting records of the Valspar Profit Sharing Retirement Plan (the
       Plan) are maintained on an accrual basis.

       Investments are stated at current fair value as determined by Norwest Bank Minnesota, N.A. (the Trustee), which holds the various investments. The Trustee values securities that are traded on a national exchange at the last reported sales price on the last business day of the year; investments traded in the over-the-counter market and listed securities for which no sales were reported on that date are valued at the average of the last reported bid and ask prices.

       Approved benefits payable representing the unpaid vested interest of participants who have withdrawn from the Plan were $433,606 and $164,129 at October 28, 1994 and October 29, 1993, respectively.

2.     DESCRIPTION OF THE PLAN

       The Plan is a defined contribution plan which covers substantially all employees of The Valspar Corporation (the Company) who are not participants in a defined benefit retirement plan sponsored by the Company. The Plan provides for retirement and termination benefits. The Company has agreed to contribute voluntarily such amounts as determined in accordance with the provisions of the Plan. The Company has the right under the Plan to terminate the Plan and discontinue such contributions at any anniversary date. In the event of the termination of the Plan, the assets of the Plan are to be set aside for the exclusive benefit of the participants or their beneficiaries.

       Contributions up to a maximum of 10% of the participants' eligible wages may be made as defined by the Plan. Contributions are comprised of both employee 401(k) contributions and Company contributions. Company contributions to the Plan are based on the Company's return on assets for the fiscal year ending coincident with the Plan year. Employee contributions vest immediately, and Company contributions vest after five years of service.

       Forfeitures resulting from the termination of plan participants less than 100% vested reduce the Company's contribution in the year of forfeiture. Total forfeitures were $97,842 and $69,631 in 1994 and 1993, respectively.

3.     INVESTMENTS

       Effective January 1, 1994, participants in the Plan have four investment options: the Principal Protection Fund, Bond Fund, Equity Fund, and Valspar Common Stock Fund. The Collective Trusts and McWhorter Common Stock Fund are not available as current investment options (see Note 6). Also effective January 1, 1994, participants may change their investment elections quarterly and may allocate their account balance among one or more of the options in increments of 5%.

       During 1993, the Plan offered participants a choice of three investment options for the investment of plan assets: the Balanced Fund, the Principal Protection Fund, and the Valspar Common Stock Fund. The Collective Trusts were not available as current investment options. Participants were able to change their investment elections twice annually and were able to allocate their account balance among the investment options in increments of 25%.

       The change in net assets available for benefits by investment option for the year ended October 28, 1994 is as follows:

                                                                Investment Options
                                                                              Valspar    McWhorter
                                                               Principal      Common      Common
                           Balanced      Bond       Equity    Protection       Stock       Stock  Collective
                             Fund        Fund        Fund        Fund          Fund        Fund     Trusts      Total
       Additions to net
           assets
           attributed to:
         Employer con-
           tributions     $      380  $  869,197  $2,149,901  $  830,437  $  844,885                         $4,694,800
         Employee con-
           tributions        292,004     387,310     930,181     393,773     308,712                          2,311,980
         Net investment
           gain - Balanced
           Fund              339,954                                                                            339,954
         Net investment
           loss - Bond
           Fund                       (4,068,898)                                                            (4,068,898)
         Net investment
           loss - Equity
           Fund                                   (1,839,798)                                                (1,839,798)
         Net investment
           gain - Principal
           Protection Fund                                                 1,010,081                          1,010,081
         Net investment
           loss - Collective
           Trust Funds                                                                            $  (6,647)     (6,647)
         Valspar Corporation
              Common
              Stock:
           Net investment
              gains                                                        1,330,746                          1,330,746
           Dividends                                                         103,457                            103,457
         McWhorter Tech-
              nologies, Incor-
              porated Com-
              mon Stock -
           Net investment
              gain                                                                    $  177,169                177,169
                             632,338  (2,812,391)  1,240,284   2,234,291   2,587,800     177,169     (6,647)  4,052,844
       Deductions from net
           assets attributed
           to -
         Benefit payments  1,031,990     863,969   1,614,194   2,577,307     254,194      47,141     14,400   6,403,195
       Net (decrease) increase
         prior to interfund
         transfers          (399,652) (3,676,360)   (373,910)   (343,016)  2,333,606     130,028    (21,047) (2,350,351)
       Interfund
         transfers       (70,541,410) 18,138,603  42,152,483   1,721,431   6,687,611   1,840,832        450
       Net (decrease)
        increase        $(70,941,062)$14,462,243 $41,778,573 $ 1,378,415  $9,021,217  $1,970,860 $  (20,597)$(2,350,351)

       The change in net assets available for benefits by investment option for the year ended October 29, 1993 is as follows:

                                                                         Investment Options
                                                                                 Valspar
                                                               Principal         Common
                                              Balanced        Protection          Stock     Collective
                                                Fund             Fund             Fund        Trusts         Total
       Additions to net assets
           attributed to:
         Employer contributions            $     3,242,498   $   1,029,706   $    293,921                $    4,566,125
         Employee contributions                  1,516,577         822,512        187,658                     2,526,747
         Net investment gain -
           Balanced Fund                        11,228,537                                                   11,228,537
         Net investment gain -
           Principal Protection Fund                             1,047,036                                    1,047,036
         Net investment gain -
           Collective Trust Funds                                                            $ 19,511            19,511
         Valspar Corporation Common
              Stock:
           Net investment gains                                                   664,179                       664,179
           Dividends                                                               37,491                        37,491

                                                15,987,612       2,899,254      1,183,249      19,511        20,089,626
       Deductions from net assets
           attributed to -
         Benefit payments                        3,360,769       1,452,308        272,714      12,900         5,098,691


       Net increase                        $    12,626,843   $   1,446,946   $    910,535    $  6,611    $   14,990,935


       As of October 28, 1994, the assets in the Equity Fund, the Bond Fund, and the Principal Protection Fund are maintained in three master trusts, the Equity Fund Master Trust, the Bond Fund Master Trust, and the Principal Protection Fund Master Trust, respectively. As of October 28, 1993, the assets in the Balanced Fund and the Principal Protection Fund were maintained in two master trusts, the Balanced Fund Master Trust and the Principal Protection Fund Master Trust, respectively. The Master Trusts hold assets for the Plan, Employee Pension Plans, and the Valspar Stock Ownership Plans. The Plan's ownership interest in the Equity Fund Master Trust, Bond Fund Master Trust, and Principal Protection Fund Master Trust was 88.4%, 99.8%, and 99.8%, respectively, on October 28, 1994. On October 29, 1993, the Plan's ownership interest in the Balanced Fund Master Trust and Principal Protection Fund Master Trust was 82.2% and 99.8%, respectively.

       Investments of the Master Trusts are determined on a unit value basis as determined by Norwest Bank Minnesota, N.A., Trustee.

       The fair values of investments of the Master Trusts in which the Plan invests are as follows:

                                                                                      October 28,          October 29,
                                                                                             1994                 1993
       Balanced Fund Master Trust:
          Cash and short-term investment fund                                                        $       7,057,502
          United States Government securities                                                               15,089,711
          Municipal securities and foreign debt securities                                                   2,092,194
          Corporate bonds and debentures                                                                     6,231,211
          Common stocks                                                                                     34,040,662
          Collective equity fund                                                                            16,675,173
          Net amount due for settlements pending                                                               615,163
          Accrued income                                                                                       204,519

                                                                                                     $      82,006,135
       Bond Fund Master Trust:
          Cash and short-term investment fund                                    $      4,899,873
          United States Government securities                                           3,895,630
          Municipal securities and foreign debt securities                              2,475,928
          Corporate bonds and debentures                                                  748,537
          Mutual bond fund                                                              1,454,752
          Accrued income                                                                  107,676

                                                                                 $     13,582,396
       Equity Fund Master Trust:
          Cash and short-term investment fund                                    $      1,021,007
          Common stock                                                                 29,348,260
          Collective equity fund                                                       14,143,683
          Net amount due for settlements pending                                          191,024
          Accrued income                                                                   25,525

                                                                                 $     44,729,499
       Principal Protection Fund Master Trust -
          Collective trust funds                                                 $     19,548,234    $      17,919,608



       The net investment income of the Master Trusts for the year ended October 28, 1994 are as follows:

       Balanced Fund Master Trust:
          Interest                                                                                   $         415,403
          Dividends                                                                                             57,639
          Net gain on sale of assets                                                                         5,086,535
          Unrealized asset depreciation                                                                     (5,063,174)
          Investment advisory and management fees                                                              (84,319)

                                                                                                     $         412,084

       Bond Fund Master Trust:
          Interest                                                                                   $         339,568
          Net loss on sale of assets                                                                          (982,517)
          Unrealized asset depreciation                                                                     (3,409,123)
          Investment advisory and management fees                                                              (34,918)

                                                                                                     $      (4,086,990)
       Equity Fund Master Trust:
          Interest                                                                                   $          67,862
          Dividends                                                                                            230,022
          Net gain on sale of assets                                                                            27,329
          Unrealized asset depreciation                                                                     (2,430,634)
          Investment advisory and management fees                                                             (329,200)

                                                                                                     $      (2,434,621)

       Principal Protection Fund Master Trust:
          Interest                                                                                   $       1,064,300
          Unrealized asset appreciation                                                                         15,177
          Investment advisory and management fees                                                              (68,490)

                                                                                                     $       1,010,987

4.     TRANSACTIONS WITH PARTIES-IN-INTEREST

       Fees paid during the year for trustee, recordkeeping, and other services rendered by parties-in-interest are paid directly by the plan sponsor.

5.     INCOME TAX STATUS

       In the Plan's latest determination letter, obtained on September 12, 1990, the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended to comply with new legislation enacted since receiving the determination letter. The plan administrator and the Plan's tax counsel believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

6.     MCWHORTER TECHNOLOGIES, INCORPORATED TRANSACTION

       On April 29, 1994, Valspar stockholders of record as of April 15, 1994 (including Plan participants with a portion of their account balance invested in Valspar stock as of that date) received a stock dividend of one share of McWhorter Technologies, Inc. common stock for every two shares of Valspar Corporation common stock held. The initial distribution of McWhorter Technologies, Inc. common stock is reflected as an interfund transfer from the Valspar Common Stock Fund in Note 3.

       The common stock of McWhorter Technologies, Inc. is not a current investment option of the Plan, and plan participants may not increase the allocation of their account balance to McWhorter stock. Participants may make a one time election to liquidate all of their shares of common stock of McWhorter Technologies, Inc. Proceeds from liquidation will be reinvested in the participants' accounts based on their current election options.

SUPPLEMENTAL SCHEDULES

THE VALSPAR PROFIT SHARING RETIREMENT PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

OCTOBER 28,1994

                                                   DESCRIPTION OF INVESTMENT
                                                   INCLUDING MATURITY DATE,
      IDENTITY OF ISSUE, BORROWER,                     RATE OF INTEREST,                                   CURRENT
        LESSOR, OR SIMILAR PARTY                    PAR, OR MATURITY VALUE                COST              VALUE


Common stock:
    The Valspar Corporation                                 327,294 shares         $      9,773,692    $     11,987,143
    McWhorter Technologies,
       Incorporated                                         105,828 shares                1,528,441           1,970,860
Interest in Collective Trust Funds:
    Norwest Intermediate U.S.
       Government Bond Fund                                   1,120 units                    31,788              62,346
    Norwest Managed Fixed Income
       Fund                                                   4,955 units                    76,177             124,705
    Norwest Short-term Investment
       Fund                                                 214,680 units                   214,680             214,680
    Accrued income                                                                            4,961               4,961

Interest in Master Trust Funds:
    Equity Fund Master Trust                              4,099,650 units                40,945,612          39,474,266
    Bond Fund Master Trust                                1,353,521 units                16,671,976          13,547,559
    Principal Protection Fund
       Master Trust                                       1,499,266 units                16,014,128          19,507,604
                                                                                   $     85,261,455    $     86,894,124

THE VALSPAR PROFIT SHARING RETIREMENT PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
OCTOBER 28,1994

                                                                                              CURRENT VALUE
                                                                                              OF ASSETS AT        NET
 IDENTITY OF              DESCRIPTION OF          PURCHASE         SELLING        COST OF      TRANSACTION      GAIN OR
PARTY INVOLVED           ASSET/TRANSACTION          PRICE           PRICE          ASSET          DATE          (LOSS)
Piper Jaffray Inc.   The Valspar Corpo-         $  9,188,753                 $  9,188,753     $  9,188,753
                          ration Common
                          Stock -
                        Purchased 241,669
                          shares in 34
                          transactions